Exhibit 10.11

FORM OF DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of     , 2026, by and among York Space Systems Inc., a Delaware corporation (the “Company”), each of the AE Industrial Holders (collectively, “AE Industrial”) and each of the Persons listed on Schedule I hereto (collectively, the “Founder Stockholders” and together with AE Industrial, the “Nominating Parties”). This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s initial public offering (the “IPO”) of shares of its Common Stock (as defined below).

WHEREAS, as of the date hereof, AE Industrial Beneficially Owns (as defined below) a majority of the equity interests in the Company;

WHEREAS, AE Industrial is contemplating causing the Company to effect an IPO;

WHEREAS, the Founder Stockholders currently hold the right to appoint one supervisor to the board of supervisors of Yellowstone Ultimate Holdings, LP, the primary stockholder of the Company prior to the IPO;

WHEREAS, the AE Industrial Holders and the Founder Stockholders desire to enter into this Agreement to set forth their agreements and understandings with respect the voting of shares of the Common Stock held by them following the Effective Time as set forth below;

WHEREAS, in consideration of the foregoing, the Company has agreed to permit AE Industrial and the Founder Stockholders to designate persons for nomination for election to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1. Board Nomination Rights.

(a) From the Effective Date, AE Industrial shall have the right, but not the obligation, to nominate to the Board a number of designees equal to at least: (i) 100% of the Total Number of Directors (as defined below) (excluding the Founder Nominee (as defined below)), so long as AE Industrial Beneficially Owns shares of Common Stock representing at least 40% of its Original Amount (as defined below); (ii) 40% of the Total Number of Directors, in the event that AE Industrial Beneficially Owns shares of Common Stock representing at least 30% but less than 40% of its Original Amount; (iii) 30% of the Total Number of Directors, in the event that AE Industrial Beneficially Owns shares of Common Stock representing at least 20% but less than 30% of its Original Amount; (iv) 20% of the Total Number of Directors, in the event that AE Industrial Beneficially Owns shares of Common Stock representing at least 10% but less than 20% of its Original Amount; and (v) one (1) Director, in the event that AE Industrial Beneficially Owns shares of Common Stock representing at least 5% of its Original Amount (such persons, the “AE Nominees”). For purposes of calculating the Total Number of Directors that AE Industrial is entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., 1 1⁄4 Directors shall equate to 2 Directors) and any such calculations shall be made after taking into account any increase in the Total Number of Directors.

(b) From the Effective Date, the Founder Stockholders shall have the right, but not the obligation, to nominate to the Board one (1) director so long as the Founder Stockholders collectively Beneficially Own at least 60% of their aggregated Original Amount (such person, the “Founder Nominee”). The Founder Nominee shall be deemed to be Dirk Wallinger for as long as he serves as Chief Executive Officer of the Company and thereafter the Founder Nominee shall be as designated by the Founder Stockholders in accordance with the terms of this Agreement. Notwithstanding anything herein to the contrary, in the event that Mr. Wallinger is removed as the Chief Executive Officer of the Company for Cause, Mr. Wallinger shall resign from the Board and the Founder Stockholders shall immediately cease to have any right to nominate a director to the Board pursuant to this Agreement.

(c) In the event that any Nominating Party has designated less than the total number of designees that such Nominating Party shall be entitled to designate pursuant to Section 1(a) or Section 1(b), as applicable, such Nominating Party shall have the right, at any time, to designate such additional designees to which it is entitled, in which case, the Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporation action to (i) enable such Nominating Party to designate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (ii) appoint such additional individuals designated by such Nominating Party to fill such newly created directorships or to fill any other existing vacancies in accordance with Section 1(f) of this Agreement.

(d) If the size of the Board is expanded, AE Industrial shall be entitled to designate a number of Nominees to fill the newly created directorships such that the total number of Nominees serving on the Board following such expansion will be equal to that number of Nominees that AE Industrial would be entitled to designate in accordance with Section 1(a) if such expansion occurred immediately prior to any meeting of the stockholders of the Company called with respect to the election of members of the Board. The Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporation action to (i) enable AE Industrial to designate and effect the election or appointment of additional designees in accordance with the preceding sentence and (ii) appoint such additional designees in accordance with Section 1(f) of this Agreement.

(e) In the event that any Nominee shall cease to serve as a Director for any reason (other than removal for Cause in the case of the Founder Nominee), the Nominating Party appointing such Nominee shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of the number of shares of Common Stock Beneficially Owned by such Nominating Party at the time of such vacancy). The Company shall take, and the Company hereby covenants that the Directors shall take, all necessary corporation action to (i) enable the applicable Nominating Party to designate and effect the election or appointment of successor designees in accordance with the preceding sentence and (ii) appoint such successor designees in accordance with Section 1(f) of this Agreement. It is understood that any such designee shall serve the remainder of the term of the Director whom such designee replaces.

(f) In each case where the Company has covenanted that the Directors shall take action to appoint a Nominee as a Director pursuant to any of Sections 1(a) through 1(d) of this Agreement:

(i) The Directors shall appoint such Nominee unless the Board determines, in good faith and after consultation with qualified legal counsel, that appointing such Nominee would cause the Directors to breach their fiduciary duties to the Company or its stockholders, in which case the Company shall provide the appointing Nominating Party with a notice explaining in reasonable detail the basis for the Board’s determination, and such Nominating Party shall have the right to designate an alternative Nominee in accordance with Sections 1(a) through Section 1(e) of this Agreement; and

(ii) The Company hereby covenants that the Directors shall not fill any vacant or newly created directorship for which AE Industrial or the Founder Stockholders are entitled to designate a Nominee other than in accordance with Sections 1(a) through Section 1(e) of this Agreement.

For the avoidance of doubt, the foregoing clauses (i) or (ii) shall only govern the appointment of a Nominee in connection with a vacancy or newly created directorship and shall not govern the obligations of the Company and the Directors in connection with the election by stockholders of directors, which shall be governed by Section 3 hereof.

Without limiting the remedies available against the Company for breach of its covenants set forth in this Agreement, during any time that the Directors have failed to appoint a Nominee as a Director (including without limitation for the reasons set forth in the foregoing clauses (i) or (ii)), or if the Directors have appointed a person as a Director in lieu of a Nominee that a Nominating Party has designated in accordance with this Agreement:

(x) the Company shall not, without the prior written consent of the Nominating Parties, consummate (and, to the fullest extent permitted by applicable law shall not enter into) any transaction that would constitute a “Business Combination” under any of clauses (i) through (iii) of Section 4(c) of Article Nine of the Company’s Certificate of Incorporation, except for purposes of applying this sentence the term “Interested Stockholder” shall mean any person or entity, whether or not a record or beneficial owner of stock of the Company, other than AE Industrial and any other Nominating Party acting in concert with AE Industrial; and

(y) the Company shall, promptly following a written request from the appointing Nominating Party, (i) call a special meeting of stockholders for the purpose of appointing a nominee to fill the vacant or newly created directorship that has resulted in such Nominating Party’s right to designate a Nominee pursuant to this Agreement; (ii) shall prepare a proxy statement and proxy card in connection with such special meeting, and shall include each Nominee nominated by a Nominating Party in such proxy statement (together with a supporting statement provided by such Nominating Party), including in the notice of meeting transmitted therewith, and proxy card as a nominee for Director; and (iii) reimburse such Nominating Party for any expenses it reasonably incurs in connection with preparing its own proxy statement and proxy card and soliciting proxies or votes to appoint one or more Nominees as Directors in connection with such meeting. For the avoidance of doubt, the Nominees included on the proxy card pursuant to this section shall not be subject to any advance notice provisions included in the Company’s governing documents.

(g) In addition to the nomination rights set forth in Section 1(a) above, or so long as AE Industrial Beneficially Owns shares of Common Stock representing at least 5% of its Original Amount, AE Industrial shall have the right, but not the obligation, to designate a person (a “Non-Voting Observer”) to attend meetings of the Board (including any meetings of any committees thereof) in a non-voting observer capacity. Any such Non-Voting Observer shall be permitted to attend all meetings of the Board. AE Industrial shall have the right to remove and replace its Non-Voting Observer at any time and from time to time. The Company shall furnish to any Non-Voting Observer (i) notices of Board meetings no later than, and using the same form of communication as, notice of Board meetings are furnished to Directors and (ii) copies of any materials prepared for meetings of the Board that are furnished to the Directors no later than the time such materials are furnished to the Directors; provided that failure to deliver notice, or materials, to such Non-Voting Observer in connection with such Non-Voting Observer’s right to attend and/or review materials with respect to, any meeting of the Board shall not, by itself, impair the validity of any action taken by such Board at such meeting. Such Non-Voting Observer shall be required to execute or otherwise become subject to any codes of conduct or confidentiality agreements of the Company generally applicable to the Directors or as the Company reasonably requests. Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude the Non-Voting Observer from receiving any materials and/or attending any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

(h) The Company shall pay all reasonable out-of-pocket expenses incurred by the Nominees and the Non-Voting Observer in connection with the performance of his or her duties as a director or his or her service as a Non-Voting Observer and in connection with his or her attendance at any meeting of the Board or any committee thereof.

(i) No reduction in the number of shares of Common Stock that AE Industrial Beneficially Owns shall shorten the term of any incumbent director. At the Effective Date, the Board shall be comprised of seven members and the initial AE Nominees shall be Kirk Konert, Tyler Letarte, Reggie Brothers, Andrew Boyd and General (Ret.) James McConville, and the initial Founder Nominee shall be Mr. Wallinger.

(j) So long as any Nominating Party has the right to nominate Nominees under Sections 1(a) through 1(e), or any such Nominee is serving on the Board, the Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to Nominating Parties, and the Company’s Certificate of Incorporation and/or Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(k) At any time the Company is not a “controlled company” and is required by applicable law or the New York Stock Exchange (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject, in each case, to any applicable phase-in periods), AE Industrial shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not AE Nominees, the Board is comprised of a majority of “independent directors.”

(l) At any time that any Nominating Party shall have any designation rights under Section 1, the Company shall not take any action and the Company hereby covenants that the Directors shall not take any action, (including in each case effecting any amendment to the Company’s Certificate of Incorporation or Bylaws), that could reasonably be expected to adversely affect such Nominating Party’s rights under this Agreement, in each case without the prior written consent of such Nominating Party.

2. Definitions.

(a) “AE Industrial Holders” means AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP, AE Industrial Partners Fund II-B, LP, AE Industrial Partners Fund III, LP, AE Industrial Partners Fund III-A, LP, AE Industrial Partners Aerospace Opportunities, LP, AE Co-Investment Partners Fund III-Y, LP. and each of their respective Permitted Transferees.

(b) “Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

(c) “Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company. For the avoidance of doubt, AE Industrial shall be deemed to Beneficially Own any shares in respect of which it has received duly executed voting proxies or otherwise has the right to direct the voting of such shares with respect to the election of direction of the Company.

(d) “Cause” means (i) fraud, embezzlement or other act of material willful misconduct against the Company or any of its Affiliates, (ii) conviction of a felony, or (iii) willful and knowing material violation of any written policies of the Company.

(e) “Common Stock” means shares of Common Stock of the Company, $0.0001 par value per share or capital stock convertible thereto.

(f) “Director” means any member of the Board.

(g) “Nominee” means either an AE Nominee or a Founder Nominee. For purposes of this Agreement, the term “Nominee” shall refer to any person validly designated by a Nominating Party to serve on the Board pursuant to Section 1(a) or 1(b) hereof, notwithstanding any determination by the Board that the appointment, recommendation or endorsement of such person could cause the Board to breach its fiduciary duties to the Company or its stockholders.

(h) “Original Amount” means the aggregate number of shares of Common Stock Beneficially Owned, directly or indirectly, by the applicable Nominating Parties immediately following the completion of the IPO, as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization.

(i) “Permitted Transferee” means, with respect to any person, (i) any Affiliate of such Person, (ii) if such person is a corporation, limited liability company, partnership or trust, the stockholders, partners, members, equityholders or beneficiaries of such Person, and (iii) any investment fund, the sole owner of which is or, if not the sole owner, the primary investment manager of which is such Person or one or more of its Affiliates.

(j) “Total Number of Directors” means the total number of Directors comprising the Board.

3. Company Obligations.

(a) The Company agrees to use all necessary corporation action to ensure that prior to the date that any Nominating Party ceases to hold rights to nominate directors pursuant to this Agreement, (i) each Nominee is included in the Company’s slate of nominees to be recommended to the stockholders (the “Company’s Slate”) for each election of directors unless the Board determines, in good faith and after consultation with qualified legal counsel, that the inclusion of a Nominee in the Company’s Slate would result in the Board breaching its fiduciary duties to the Company or its stockholders, in which case, any Nominating Party whose Nominee is not included in the Company’s Slate shall have the right to designate an alternate Nominee for inclusion in the Company’s Slate; and (ii) whether or not a Nominee is included in the Company’s Slate, each Nominee shall be included in the notice of meeting and proxy statement (together with a supporting statement provided by the Nominating Parties) prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. For the avoidance of doubt, the Nominees included on the proxy card pursuant to this section shall not be subject to any advance notice provisions included in the Company’s governing documents. In order to notify the Company its obligations pursuant to this Section 3 have ended (x) AE Industrial will promptly provide reporting to the Company after AE Industrial ceases to Beneficially Own shares of Common Stock representing at least 5% of its Original Amount and (y) the

Founding Stockholders will promptly provide reporting to the Company after the Founding Stockholders cease to Beneficially Own shares of Common Stock representing at least 60% of their Original Amount. The calculation of the number of Nominees that each Nominating Party is entitled to nominate to the Company’s Slate for any election of directors shall be based on the percentage of the Original Amount then Beneficially Owned by such Nominating Party immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission (the “Commission”)). Unless a Nominating Party notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of directors, the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of the Nominating Parties for the Company to include such Nominees in the Director Election Proxy Statement; provided, that, in the event AE Industrial is no longer entitled to nominate the full number of AE Nominees then serving on the Board, AE Industrial shall provide advance written notice to the Company stating which currently serving AE Nominee(s) shall be excluded from the Company’s Slate and of any other changes to the list of AE Nominees and if AE Industrial fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the Commission), a majority of the independent directors then serving on the Board shall determine which of the AE Nominees then serving on the Board will be included in the Company’s Slate.

(b) Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company” under the rules of the Exchange, the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and each Nominating Party acknowledge and agree that, as of the Effective Date, the Company is a “controlled company.” The Company agrees to provide written notice of the preparation of a Director Election Proxy Statement to each Nominating Party at least 20 business days, but no more than 40 business days, prior to the earlier of the mailing and the filing date of any Director Election Proxy Statement.

4. Voting Obligations.

(a) Nominating Party Obligations. Each Nominating Party agrees, at any time it is then entitled to vote for the election of directors to the Board (including on behalf of other stockholders pursuant to a proxy or voting agreement), to take all necessary action, including casting all votes to which such Nominating Party is entitled in respect of its shares of Common Stock that it Beneficially Owns, whether at any annual or special meeting, by written consent, proxy or otherwise, so as to ensure that the composition of the Board complies with (and includes all of the requisite Nominees in accordance with) Sections 1(a), 1(b) and 3 and to otherwise effect the intent of this Agreement. Each Nominating Party then entitled to vote for the election of any successor as a director agrees to take all necessary action, including casting all votes to which such Nominating Party is entitled in respect of its shares of Common Stock that it Beneficially Owns, whether at any annual or special meeting, by written consent, proxy or otherwise, so as to ensure that any such successor determined in accordance with Section 1 or Section 3 is elected to the Board as promptly as practicable. Each Nominating Party agrees not to grant, or enter into a binding agreement with respect to, any proxy to any Person in respect of its shares of Common Stock that it Beneficially Owns that would prohibit such Nominating Party from casting votes in respect of such shares of Common Stock in accordance with this Section 4.

(b) Company Obligations. The Company acknowledges and agrees that each voting agreement or other form of voting proxy delivered to it by stockholders of the Company in connection with the IPO (such agreements, together with any similar agreements subsequently received by the Company, the “Voting Agreements”) are to be held and exercised for the benefit of AE Industrial and the Company shall not issue any voting instructions or otherwise exercise any rights under the Voting Agreements except upon direction of AE Industrial. The Company further agrees that until AE Industrial ceases to have any director nomination rights under this Agreement, it shall not take any action to amend, modify or terminate any of the Voting Agreements unless expressly consented to or instructed by AE Industrial.

5. Committees. From and after the Effective Date hereof until such time as AE Industrial and its Affiliates cease to Beneficially Own shares of Common Stock representing at least 5% of the Original Amount, the Company hereby covenants that the Board shall not form or designate any committee of the Board unless AE Industrial has consented to such formation or designation. Notwithstanding the preceding sentence, the consent of AE Industrial shall not be required if:

(a) AE Industrial has been provided the opportunity to designate a number of members of each committee of the Board equal to the nearest whole number greater than the product obtained by multiplying: (i) the percentage of the Original Amount of AE Industrial then Beneficially Owned by AE Industrial and (ii) the number of positions, including any vacancies, on the applicable committee; or

(b) none of the Directors designated by AE Industrial pursuant to this Agreement are eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for newly public companies and for “controlled companies,” and any applicable phase-in periods).

The Company hereby covenants that the Nominees designated to serve on a Board committee shall have the right to remain on such committee until the next election of Directors, regardless of the percentage of the Original Amount of AE Industrial Beneficially Owned by AE Industrial following such designation. Unless AE Industrial notifies the Company otherwise prior to the time the Board takes action to change the composition of a Board committee, and to the extent AE Industrial has the requisite percentage of the Original Amount of AE Industrial to designate a Board committee member at the time the Board takes action to change the composition of any such Board committee, any Nominee currently designated by AE Industrial to serve on a committee shall be presumed to be re-designated for such committee. Without limiting the remedies available to AE Industrial, the Company shall not consummate any act or transaction approved or recommended by a committee of the Board formed or designated in a manner inconsistent with this Section 5 without the prior written consent of AE Industrial.

6. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, AE Industrial and the Founder Stockholders; provided that the consent of the Founder Stockholders shall not be required for any amendment which would not have an effect on the Founder Stockholders. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The Nominating Parties shall not be obligated to nominate all (or any) of the Nominees they are entitled to nominate pursuant to this Agreement for any election of Directors but the failure to do so shall not constitute a waiver of their rights hereunder with respect to future elections; provided, however, that, subject to the last sentence of Section 3(a), in the event any Nominating Party fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the Commission), the Compensation and Nominating Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Company’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and such Nominating Party shall be deemed to have waived its rights hereunder with respect to such election. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company and the Founding Stockholders may not assign any of their rights or obligations hereunder without the prior written consent of AE Industrial. Except as otherwise expressly provided in Section 6, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

8. Assignment. Upon written notice to the Company, any member of AE Industrial may assign to any Affiliate (other than a portfolio company) all of its rights hereunder and, following such assignment, such assignee shall be deemed to be a member of AE Industrial for all purposes hereunder.

9. Termination. This Agreement shall terminate, (i) with respect to the rights and obligations of AE Industrial, on the date upon which AE Industrial Beneficially Owns shares of Common Stock representing less than 5% of its Original Amount and, (ii) with respect to the rights and obligations of the Founder Stockholders, on the date upon which the Founder Stockholders Beneficially Own shares of Common Stock representing less than 60% of their Original Amount. Notwithstanding the foregoing, the provisions of Sections 12 through 21 shall survive the termination of this Agreement. No termination of this Agreement shall relieve any party from liability for any breach of this Agreement prior to such termination.

10. Indemnification.

(a) The Company shall defend, indemnify and hold harmless AE Industrial, its Affiliates, partners, employees, agents, directors, managers, officers and controlling Persons (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or obligations of any kind or nature (whether accrued or fixed, absolute or contingent) in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties before or after the date of this Agreement (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) AE Industrial’s or its respective Affiliates’ Beneficial Ownership of Common Stock or other equity securities of the Company or control or ability to influence the Company or any of its subsidiaries (other than any such Actions (x) that are finally determined by nonappealable judicial order to have constituted an intentional breach of this Agreement by an Indemnified Party or its Affiliates or the breach of any fiduciary duty of such Indemnified Party to the Company or its equity holders or (y) that are finally determined by nonappealable judicial order to have been the result of such Person’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its subsidiaries or (iii) any services provided prior, on or after the date of this Agreement by AE Industrial or its respective Affiliates to the Company or any of its subsidiaries. The Company shall defend at its own cost and expense in respect of any Action which may be brought against the Company and/or its Affiliates and the Indemnified Parties.

(b) The Company shall defend at its own cost and expense any and all Actions which may be brought in which the Indemnified Parties may be impleaded with others upon any Action by the Indemnified Parties, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by any of the Indemnified Parties, then such Indemnified Party shall reimburse the Company for the costs of defense and other costs incurred by the Company in proportion to such Indemnified Party’s culpability as proven. In the event of the assertion against any Indemnified Party of any Action or the commencement of any Action, the Company shall be entitled to participate in such Action and in the investigation of such Action and, after written notice from the Company to such Indemnified Party, to assume the investigation or defense of such Action with counsel of the Company’s choice at the Company’s expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, the Company may retain one firm of counsel to represent all Indemnified Parties in such Action; provided, however, that the Indemnified Party shall have the right to employ a single firm of separate counsel (and any necessary local counsel) and to participate in the defense or investigation of such Action and the Company shall bear the expense of such separate counsel (and local counsel, if applicable), if (x) in the opinion of counsel to the Indemnified Party use of counsel of the Company’s choice could reasonably be expected to give rise to a conflict of interest, (y) the Company shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such Action or (z) the Company shall authorize the Indemnified Party to employ separate counsel at the Company’s expense. The Company further agrees that with respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by, AE Industrial or any of its respective Affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise.

(c) The Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against AE Industrial for contribution or have rights of subrogation against AE Industrial through an Indemnified Party for any payment made by the Company or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that any Nominating Party pays or advances an Indemnified Party any expenses with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse such Nominating Party, for such payment or advance upon request; subject to the receipt by the Company of a written undertaking executed by the Indemnified Party and such Nominating Party, that makes such payment or advance to repay any such amounts if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Party was not entitled to be indemnified by the Company. The foregoing right to indemnity shall be in addition to any rights that any Indemnified Party may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Section 10, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such Action in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

(d) The Company hereby acknowledges that certain of the Indemnified Parties have certain rights to indemnification, advancement of expenses and/or insurance provided by investment funds managed by AE Industrial and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees with respect to any indemnification, hold harmless obligation, expense advancement or reimbursement provision or any other similar obligation whether pursuant to or with respect to this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, (i) that the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Indemnified Parties are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for claims, expenses or obligations arising out of the same or similar facts and circumstances suffered by any Indemnified Party are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by any Indemnified Party and shall be liable for the full amount of all expenses, liabilities, obligations, judgments, penalties, fines, and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, without regard to any rights any Indemnified Party may have against the Fund Indemnitors, and (iii) that the Company, on behalf of itself and each of its subsidiaries, irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all Actions against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Indemnified Party with respect to any Action for which any Indemnified Party has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any Indemnified Party against the Company. The Company agrees that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 10.

11. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

12. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

13. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 20, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

15. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

16. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

17. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

18. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

19. Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

20. Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

York Space Systems Inc.

6060 S Willow Drive

Greenwood Village, CO 80111

Attention: Monica J. Palko, Chief Legal & Administration Officer

Email: ****; ****

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

Attention: Robert Hayward, Kevin M. Frank, Ashley Sinclair

Email: ****

 ****

 ****

If to any member of AE Industrial or any AE Industrial Nominee:

c/o the AE Industrial Partners, LP

6700 Broken Sound Parkway NW

Boca Raton, FL 33487

Attention: Matthew J. Friendly, General Counsel

Email: ****

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

Attention: Robert Hayward, Kevin M. Frank, Ashley Sinclair

Email: ****

 ****

 ****

If to any Founder Stockholder or to the Founder Nominee:

The address set forth on Schedule I hereto.

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 20 during regular business hours.

21. Enforcement. Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

York Space Systems Inc.

By:
Name:
Title:

[AE Industrial Holders:]

By:
Name:
Title:

[Founder Stockholders:]

By:
Name:
Title:

[Signature Page to Director Nomination Agreement]

Schedule I

Founder Stockholders

Dirk Wallinger

Address:

****